As filed with the Securities and Exchange Commission on March 2, 2006.
                           Registration No. 333-33074
            --------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                 ---------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       ON
                                    FORM S-8
                          Registration Statement Under
                           The Securities Act of 1933
                                 ---------------

                           THERMO ELECTRON CORPORATION
             (Exact name of registrant as specified in its charter)
                                 ---------------


        DELAWARE                                                04-2209186
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

                                 81 Wyman Street
                        Waltham, Massachusetts 02454-9046
               (Address of Principal Executive Offices) (Zip Code)

           THERMO ELECTRON CORPORATION - THE RANDERS KILLAM GROUP INC.
                         NONQUALIFIED STOCK OPTION PLAN
       THERMO TERRATECH INC. - THE RANDERS KILLAM GROUP INC. NONQUALIFIED
                               STOCK OPTION PLAN
        THERMO TERRATECH INC. DIRECTORS STOCK OPTION PLAN (RANDERS KILLAM
                                  GROUP SHARES)
               THE RANDERS KILLAM GROUP INC. EQUITY INCENTIVE PLAN
         THE RANDERS KILLAM GROUP INC. 1988 INCENTIVE STOCK OPTION PLAN
                            (Full Title of the Plan)

                          Seth H. Hoogasian, Secretary
                           Thermo Electron Corporation
                                 81 Wyman Street
                        Waltham, Massachusetts 02454-9046

                                 (781) 622-1000
          (Telephone Number, Including Area Code, of Agent For Service)

                          Deregistration of Securities

     This  Post-Effective  Amendment  No.  1 on  Form  S-8 to  the  Registration
Statement on Form S-8 (Registration No. 333-33074) is being filed by the Registrant to remove from registration any of the securities that remain unsold thereunder as of the date of filing of this post-effective amendment. The securities were previously registered for sale under the Thermo Electron Corporation - The Randers Killam Group Inc. Nonqualified Stock Option Plan, the Thermo Terratech Inc. - The Randers Killam Group Inc. Nonqualified Stock Option Plan, the Thermo Terratech Inc. Directors Stock Option Plan (Randers Killam Group shares), The Randers Killam Group Inc. Equity Incentive Plan, and The Randers Killam Group Inc. 1988 Incentive Stock Option Plan (collectively, the
"Plans"). The deregistered securities represent shares subject to options granted under the Plans that expired, were canceled or terminated without having been exercised. As such, the Registrant hereby removes such securities from registration and the registration is hereby terminated.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Thermo Electron certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 28th day of February, 2006.

                                    THERMO ELECTRON CORPORATION


                                    By:    /s/ Marijn E. Dekkers
                                           -------------------------------------
                                           Marijn E. Dekkers
                                    Its:   President and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Amendment on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.


               Signature                                                  Title                                       Date
               ---------                                                  -----                                       ----
                                                            President, Chief Executive
/s/ Marijn E. Dekkers                                       Officer and Director (Principal
------------------------------------------------------      Executive Officer)                                  February 28, 2006
Marijn E. Dekkers

/s/ Jim P. Manzi                                            Chairman of the Board and
------------------------------------------------------      Director                                            February 28, 2006
Jim P. Manzi
                                                            Vice President and Chief
/s/ Peter M. Wilver                                         Financial Officer (Principal
------------------------------------------------------      Financial Officer)                                  February 28, 2006
Peter M. Wilver
                                                            Corporate Controller and Chief
/s/ Peter E. Hornstra                                       Accounting Officer (Principal
------------------------------------------------------      Accounting Officer)                                 February 28, 2006
Peter E. Hornstra

/s/ John L. LaMattina
------------------------------------------------------      Director                                            February 28, 2006
John L. LaMattina

/s/ Peter J. Manning
------------------------------------------------------      Director                                            February 28, 2006
Peter J. Manning

/s/ Robert A. McCabe
------------------------------------------------------      Director                                            February 28, 2006
Robert A. McCabe

/s/ Robert W. O'Leary
------------------------------------------------------      Director                                            February 28, 2006
Robert W. O'Leary


/s/ Michael E. Porter
------------------------------------------------------      Director                                            February 28, 2006
Michael E. Porter

/s/ Elaine S. Ullian
------------------------------------------------------      Director                                            February 28, 2006
Elaine S. Ullian
